EXHIBIT 10.19
Band of America
                                                                   Business Loan
                                                             Continuing Guaranty

In this guaranty (the "Guaranty"), "Guarantor", refers to each business organization or person who signs below. "Bank" refers to Bank of America Texas, N.A.

1. GUARANTY In consideration of the financial arrangements between Bank and the Borrowers listed below (each a "Borrower" and collectively, the "Borrowers"), Guarantor guarantees payment of, and agrees to pay to the order of Bank on demand, the debts (herein so called) to the Bank of the following Borrower as defined in the below referenced Loan Agreement:

    1. Mountain Empire Rubber & Specialty Co., Inc. Borrower

If two or more Borrowers are named above, the Guarantor; guarantees payment of any Debt they incur together as well as any Debt each one incurs alone. Subject to the limitations contained in Section 2, the Debt includes all obligations to Bank that any Borrower incurs:

   o at any time, past, present, or future;
   o voluntarily or involuntarily;
   o directly or indirectly;
   o or individually or together with others.

The Debt includes obligations:

   o due or not yet due;
   o absolute or contingent;
   o liquidated or unliquidated; or
   o for a determined or undetermined amount.

The Debt also includes any and all renewals, extensions, modifications and increases of each Borrower's obligations to Bank.

Guarantor irrevocably and unconditionally covenants and agrees that it is liable for the Debt as primary obligor subject to the limitations contained in Section 2.

Guarantor represents and warrants that it has received or will receive direct or indirect benefit from the making of this Guaranty and the loans made by Bank to Borrower, that Guarantor is familiar with the financial condition of Borrower and the value of any collateral security for the Debt, and that Bank has made no representations to Guarantor to induce Guarantor to execute this Guaranty.

This Guaranty is continuous. Until revoked, it covers Debts Borrower incurs even after fully repaying any previous Debts. Each guarantor's obligations remain and will not be affected in the event of revocation by any other guarantor.
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This Guaranty is unconditional. Bank may require Guarantor to pay, and Guarantor shall not be released or discharged, even if Bank does not.:

   o proceed against any borrower, guarantor, or other party;
   o perfect any ;security interest;
   o proceed against any security; or
   o pursue any other remedy.

Bank may do any of the following without release or discharging Guarantor:

   o release, in full or in part, Borrower, other guarantors, or any other obligors from liability with respect to the Debt;
   o grant any forbearance or compromise to Borrower;
   o release, subordinate its interest in, surrender, or otherwise impair the value of, its interest in any collateral securing the Debt; or
   o fail to exercise diligence, commercial reasonableness, or reasonable care in the preservation, enforcement or sale of any collateral securing the Debt.

Bank may require Guarantor to pay even if a statute of limitations or disability bars recover from Borrower, or the Debt is or becomes otherwise unenforceable.

Guarantor waives the benefit of any statue of limitations that would apply to this Guaranty.

Guarantor hereby waives all notices, including, without limitation, notice of

(a) acceptance of this Guaranty,
(b) the extension of credit by Bank to Borrower,
(c) the occurrence of any breach or default by borrower in respect of the Debt,
(d) the sale or foreclosure of any collateral for the Debt,
(e) the transfer of the Debt to any third party,
(f) intent to accelerate, and (g) acceleration.

Guarantor's obligations are independent of Borrower's obligations, and Bank may sue Guarantor without suing Borrower. Capitalized terms used herein, but not defined herein, shall have the same meanings described thereto in that certain Loan Agreement (as amended or otherwise modified from time to time, the "Loan Agreement") between the Borrower and the Bank.

2. LIMITS OF THE GUARANTY Guarantor shall not be liable for any amount over the following limit, although Bank may allow the Debt to go above it:

   o the principal amount of $750,000.00; plus
   o any interest, fees, and other expenses arising out of, or constituting part of, the Debt.

This Guaranty is in addition to any other guaranty given by Guarantor.
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3. RIGHTS OF THE BANK Bank may from time to time, without notice to or demand on
Guarantor:

   o change the interest rate on or renew the Debt;
   o accelerate, extend, compromise, or otherwise change the repayment period of the Debt;
   o receive, substitute, or release collateral for the Debt;
   o sell, otherwise dispose of, or apply collateral in any order;
   o apply amounts received from anyone other than Guarantor to any unguaranteed part of the Debt;
   o assign or sell the whole or a portion of the Debt and this Guaranty; or
   o foreclose any deed of trust securing the Debt, either by judicial foreclosure of power of sale. Even if the foreclosure destroys or lessens Guarantor's rights against Borrower, the Guarantor will be liable to Bank for any part of the Debt remaining unpaid after foreclosure.

Bank may, at its option, request periodic financial statements from Guarantor. Guarantor agrees to supply these statements promptly whenever they are requested.

Bank may exercise these rights either before or after Guarantor revokes this Guaranty, and without affecting any obligation under this Guaranty.

Bank may assign this Guaranty, in whole or in part, without notice, and Bank and any assignee or purchaser, or any prospective assignee or purchaser of the Debt, may exchange financial information about Guarantor with each other in connection with any assignment or purchase transaction.

If a Borrower is a corporation or partnership, Bank is not required to investigate the powers of anyone acting on Borrower's behalf.

4. PROTECTING THE BANK'S INTEREST Guarantor agrees that any amounts Borrower owes Guarantor now or in the future are subordinated to Borrower's debt to Bank. If Bank Requires, Guarantor, as a trustee for the Bank, shall collect amounts Borrower owes Guarantor and pay them to Bank in reduction of the Debt without affecting or reducing any obligations under this Guaranty.

Guarantor agrees that Guarantor does not have, and hereby waives, any:

   o right of subrogation, reimbursement, indemnification or contribution arising from the existence or performance of this Guaranty. This includes any such rights arising from contract, statutory law or otherwise, and includes any claim of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute;
   o right to enforce a remedy which Bank now has or may later have against Borrower;
   o right to participate in security now or later held by Bank; or
   o right to any defense based on a claim that the obligations under this Guaranty are more burdensome or are in excess of Borrower's debt to Bank.
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Guarantor is solely responsible for obtaining any financial information from
Borrower that guarantor may require. Bank is not required to give Guarantor any information about Borrower's business operations or financial condition, or any other notices or demands of any kind, including notices of new debts that may be incurred by Borrower, notices of default or notice of acceptance of this Guaranty.

5.    ARBITRATION

(a) This paragraph concerns the resolution of any controversies or claims between Borrower and Bank, including but not limited to those that rise from:

      (i) This Guaranty (including any renewals, extensions or modifications of this Guaranty);
      (ii) Any document, agreement or procedure related to or delivered in connection with this Guaranty;
      (iii) Any violation of this Guaranty; or
      (iv) Any claims for damages resulting from any business conducted between Guarantor and Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of Guarantor or Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. THE UNITED STATES ARBITRATION ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY TEXAS LAW.

(c) Arbitration proceeds will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitation, the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g)   This provision does not limit the right of Guarantor or Bank to:

      (i)   exercise self-help remedies such as setoff;
      (ii)  foreclose against or sell any real or personal property collateral;
      (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

            (A) a provisional or interim remedy; and/or

            (B) additional or supplementary remedies

(h) The pursuit of a successful action for provision, interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of
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      Guarantor or Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

6. EXPENSES Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of the Bank's in-house counsel, court costs and all other expenses Bank incurs in enforcing this Guaranty.

7. REVOKING THE GUARANTY Guarantor may revoke this Guaranty as to future transactions at any time, provided that Guarantor renounces any consideration given in return for the guaranty of such transactions. Guarantor is obligated on all credit extended by Bank to Borrower until Bank receives a written notice at the address shown below revoking this Guaranty.

Any revocation will not affect the Guarantor's obligation for any transactions that preceded receipt of the written notice, and the Guarantor shall remain obligated on all debts related to such transactions, even if such debts, before or after the revocation, have been renewed or modified or any of their terms shall have been changed in any way.

If this Guaranty is revoked, cancelled or returned, and Bank late must refund or rescind a payment, or transfer an interest in property bank to Borrower, this Guaranty shall be reinstated as to such payment or interest.

8. ENFORCING THIS GUARANTY THIS GUARANTY IS GOVERNED BY TEXAS LAW, AND BANK MAY SUE GUARANTOR IN COURTS IN DALLAS COUNTY, TEXAS.

Bank may delay or waive exercising or enforcing any of its rights, including, without limitation, its rights to setoff and lien, without losing them. Such rights continue until Bank waives them in writing.

9. SIGNATURES/DATE All guarantors who sign are jointly and severally liable for all obligations under this Guaranty.

This Guaranty is executed as of ________________________, 1997.

Travis International, Inc.
a Delaware corporation


_____________________________
Kirby Attwell, President

3000 Weslayan, Suite 350
Houston, Texas  77027
Tax I.D.#: 760206074
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Address for notices to the Bank:

BANK OF AMERICA TEXAS, N.A.
Houston Commercial Lending #2552
333 Clay Street, Suite #3600
Houston, Texas  77002